Exhibit 99.1

Contact: Igor Khislavsky
Vice President, Investor Relations
Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION ANNOUNCES COMPLETION OF
REDEMPTION OF ALL OUTSTANDING 4.70% SENIOR NOTES

BOSTON, MASSACHUSETTS - October 18, 2021 - American Tower Corporation (NYSE: AMT) today announced that it has completed its previously announced redemption of all of its outstanding 4.70% senior unsecured notes due 2022. The Company redeemed the notes pursuant to their terms at 101.7270% of the principal amount, plus accrued and unpaid interest up to, but excluding, October 18, 2021. The total aggregate redemption price was approximately $715.1 million, including $3.0 million in accrued interest. The Company financed the redemption with cash on hand. Upon completion of this redemption, none of the 4.70% notes remained outstanding.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 214,000 communications sites. For more information about American Tower, please visit www.americantower.com.

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